SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ELI LILLY AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Indiana	35-0470950
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Lilly Corporate Center Indianapolis, Indiana	46285
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

1.000% Notes due 2022	New York Stock Exchange

1.625% Notes due 2026	New York Stock Exchange

2.125% Notes due 2030	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-186979

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The titles of the securities to be registered hereunder are “1.000% Notes due 2022”, “1.625% Notes due 2026” and “2.125% Notes due 2030”. For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the Notes” and “Description of Debt Securities”, respectively, in the prospectus supplement, dated May 26, 2015, which was filed with the Securities and Exchange Commission (the “Commission”) on May 27, 2015, pursuant to Rule 424(b)(5) under the Securities Act of 1933, and the prospectus, dated March 1, 2013, contained in our effective registration statement on Form S-3 (Registration No. 333-186979), which registration statement was filed with the Commission on March 1, 2013, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2. Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of February 1, 1991, between Eli Lilly and Company and Deutsche Bank Trust Company Americas (as successor trustee to Citibank, N.A.) (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-186979), filed with the Commission on March 1, 2013).

4.2	Agreement, dated September 13, 2007, appointing Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as Trustee (incorporated herein by reference to Exhibit 4.2 to the Report on Form 10-K for the year ended December 31, 2008 (file No. 001-06351), filed with the Commission on February 27, 2009).

4.3	Form of Officers’ Certificate establishing the terms and form of the 1.000% Notes due 2022, 1.625% Notes due 2026 and 2.125% Notes due 2030 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Commission on May 28, 2015).

4.4	Form of 1.000% Note due 2022 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Commission on May 28, 2015).

4.5	Form of 1.625% Note due 2026 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Commission on May 28, 2015).

4.6	Form of 2.125% Note due 2030 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Commission on May 28, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Eli Lilly and Company

By:	/s/ Thomas W. Grein
Name:	Thomas W. Grein
Title:	Senior Vice President and Treasurer

Dated: June 2, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of February 1, 1991, between Eli Lilly and Company and Deutsche Bank Trust Company Americas (as successor trustee to Citibank, N.A.) (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-186979), filed with the Commission on March 1, 2013).

4.2	Agreement, dated September 13, 2007, appointing Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as Trustee (incorporated herein by reference to Exhibit 4.2 to the Report on Form 10-K for the year ended December 31, 2008 (file No. 001-06351), filed with the Commission on February 27, 2009).

4.3	Form of Officers’ Certificate establishing the terms and form of the 1.000% Notes due 2022, 1.625% Notes due 2026 and 2.125% Notes due 2030 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Commission on May 28, 2015).

4.4	Form of 1.000% Note due 2022 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Commission on May 28, 2015).

4.5	Form of 1.625% Note due 2026 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Commission on May 28, 2015).

4.6	Form of 2.125% Note due 2030 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Commission on May 28, 2015).